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                                                                    Exhibit 21.1


                            SUBSIDIARY OF REGISTRANT
                            ------------------------



         Name of Subsidiary                   Jurisdiction of Incorporation
         ------------------                   -----------------------------
         EW Career Solutions, Inc.            Delaware
         (operates dice.com business)